Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Time Warner Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint PAUL T. CAPPUCCIO, PASCAL DESROCHES, BRENDA C. KARICKHOFF, JOHN K. MARTIN, JR., EDWARD B. RUGGIERO and JANET SILVERMAN and each of  them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of the guarantee proposed to be issued by the Corporation’s wholly owned subsidiary, Home Box Office, Inc., a Delaware corporation, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 6th day of April, 2009.

/s/ Jeffrey L. Bewkes
Name: Jeffrey L. Bewkes
Title: Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)

/s/ John K. Martin, Jr.
Name: John K. Martin, Jr.
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Pascal Desroches
Name: Pascal Desroches
Title: Senior Vice President and Controller (Principal Accounting Officer)

/s/ Herbert M. Allison, Jr.
Name: Herbert M. Allison, Jr.
Title: Director

/s/ James L. Barksdale
Name: James L. Barksdale
Title: Director

/s/ Stephen F. Bollenbach
Name: Stephen F. Bollenbach
Title: Director

/s/ Frank J. Caufield
Name: Frank J. Caufield
Title: Director

/s/ Robert C. Clark
Name: Robert C. Clark
Title: Director

/s/ Mathias Döpfner
Name: Mathias Döpfner
Title: Director

/s/ Jessica P. Einhorn
Name: Jessica P. Einhorn
Title: Director

/s/ Reuben Mark
Name: Reuben Mark
Title: Director

/s/ Michael A. Miles
Name: Michael A. Miles
Title: Director

/s/ Kenneth J. Novack
Name: Kenneth J. Novack
Title: Director

/s/ Richard D. Parsons
Name: Richard D. Parsons
Title: Director

/s/ Deborah C. Wright
Name: Deborah C. Wright
Title: Director